UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2011

Transfer Technology International Corp.

(Exact name of Registrant as specified in its charter)

____________________

                  Delaware                                  000-27131                                          88-0381258
(State or other Jurisdiction          (Commission File Number)          (IRS Employer I.D. No.)
of Incorporation or organization)

___________________________

2240 Twelve Oaks Way, Suite 101-1

Wesley Chapel, Florida  33544

Tel:  (813) 388-6891

Fax:  (813) 428-5990

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant's executive offices)

___________________________

N/A

(Former name and/or address if changed since last report)

Item 3.02  Unregistered Sales of Equity Securities

The Company has issued an aggregate of 15,000,000 Rule 144 restricted shares of common stock of the Company to a total of three persons.  The shares were issued in settlement of a court judgment held against the Company.  The issuance was booked at just over $0.007 per share.  The issuance of the shares was exempt from the registration requirements of Section 5 of the Securities Act of 1933 pursuant to Section 4(2) of the Act since the shares were issued by the Company and did not involve any public offering.  The share recipients are well known by the Company.  All shares issued are restricted shares pursuant to Rule 144 promulgated under the Act.

Item 8.01 Other Events

The Registrant hereby states that as of July 25, 2011, the Registrant has outstanding 231,163,747 shares of its common stock.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                           Transfer Technology International Corp.

Dated: July 25, 2011                          By: /s/ Chris Trina

                                                                  Chris Trina

                                                                  Chief Executive Officer